Exhibit 99.1

BioTime’s Subsidiary OncoCyte Corporation Files Form 10 Registration Statement for Planned Distribution

  BioTime Plans Distribution of Shares of Subsidiary OncoCyte Corporation to BioTime Shareholders
  Planned Distribution to Allow OncoCyte Greater Access to Capital Markets as a Publicly Traded Company

ALAMEDA, Calif.--(BUSINESS WIRE)--October 7, 2015--BioTime, Inc. (NYSE MKT and TASE: BTX), a clinical-stage regenerative medicine company with a focus on pluripotent stem cell technology, and its subsidiary OncoCyte Corporation (“OncoCyte”), today announced that OncoCyte has filed a Form 10 Registration Statement with the Securities and Exchange Commission (“SEC”) in connection with BioTime’s planned distribution OncoCyte common stock to holders of BioTime common shares, on a pro rata basis.

The filing represents an important milestone in separating BioTime’s therapeutics and cancer diagnostics businesses. BioTime expects that the distribution will provide OncoCyte with greater access to capital markets in order to obtain its own financing for its operations, separately from BioTime financings. The distribution will also allow BioTime and OncoCyte to each focus on its own strategic priorities relating to its own management, capital structure, business model, and financial goals. The distribution may also provide enhanced liquidity to holders of BioTime common shares, who after the distribution will hold two separate publicly traded securities that they may choose to monetize or retain.

BioTime continues to believe in the opportunity for cancer diagnostics and expects to continue to own a majority of the outstanding common stock in OncoCyte immediately after the distribution. The “record date” for determining BioTime shareholders entitled to receive OncoCyte common stock in the planned distribution, and the date on which the distribution will occur, have not yet been determined. However, BioTime’s plan is to effect the distribution to BioTime shareholders in late 2015, subject to certain conditions.

OncoCyte is engaged in the development of new “liquid biopsy” diagnostic tests for cancer based on analyzing patient blood or urine samples for specific gene or protein markers indicative of the presence of particular types of cancer. OncoCyte is presently developing diagnostic tests for lung cancer, breast cancer and bladder cancer.

More information about OncoCyte and the planned shared distribution can be found in the Information Statement filed as an exhibit to OncoCyte’s Form 10 Registration Statement, which is available on the “Latest News” page of OncoCyte’s website: www.oncocyte.com and the website maintained by the SEC at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any OncoCyte securities. The distribution of OncoCyte common stock by BioTime will be made only in those states and other jurisdictions where permitted or not prohibited by law.

About BioTime

BioTime, Inc., a pioneer in regenerative medicine, is a clinical-stage biotechnology company. BioTime and its subsidiaries are leveraging their industry-leading experience in pluripotent stem cell technology and a broad intellectual property portfolio to facilitate the development and use of cell-based therapies and gene marker-based molecular diagnostics for major diseases and degenerative conditions for which there presently are no cures. The lead clinical programs of BioTime and its subsidiaries include OpRegen®, currently in a Phase I/IIa trial for the treatment of the dry form of age-related macular degeneration; AST-OPC1, currently in a Phase I/IIa trial for spinal cord injuries; Renevia™, currently in a pivotal trial in Europe as an injectable matrix for the engraftment of transplanted cells to treat HIV-related lipoatrophy; and cancer diagnostics, nearing the completion of initial clinical studies for the detection of lung, bladder, and breast cancers. AST-VAC2, a cancer vaccine, is in the pre-clinical trial stage.

BioTime’s subsidiaries include the publicly traded Asterias Biotherapeutics, Inc. (NYSE MKT: AST), developing pluripotent stem cell-based therapies in neurology and oncology, including AST-OPC1 and AST-VAC2; Cell Cure Neurosciences Ltd., developing stem cell-based therapies for retinal and neurological disorders, including OpRegen®; OncoCyte Corporation, developing cancer diagnostics; LifeMap Sciences, Inc., developing and marketing an integrated online database resource for biomedical and stem cell research; LifeMap Solutions, Inc., a subsidiary of LifeMap Sciences, developing mobile health (mHealth) products; ES Cell International Pte Ltd, which has developed cGMP-compliant human embryonic stem cell lines that are being marketed by BioTime for research purposes under the ESI BIO branding program; OrthoCyte Corporation, developing therapies to treat orthopedic disorders, diseases, and injuries; and ReCyte Therapeutics, Inc., developing therapies to treat a variety of cardiovascular and related ischemic disorders.

BioTime common stock is traded on the NYSE MKT and TASE under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime’s Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://news.biotimeinc.com

CONTACT:
BioTime, Inc.
Dan L. Lawrence, 510-775-0510
dlawrence@biotimemail.com
or
Investor Contact:
EVC Group, Inc.
Michael Polyviou, 646-445-4800
mpolyviou@evcgroup.com
or
Media Contact:
Gotham Communications, LLC
Bill Douglass, 646-504-0890
bill@gothamcomm.com
or
Israel Contact:
Gelbart-Kahana Investor Relations
Zeev Gelbart, +972-3-6074717
zeevg@gk-biz.com